UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
March 7, 2018
(Date of earliest event reported)
_______________________________________

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi 39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2018, John C. Wallace delivered a letter to the Company notifying the Company of his intention to resign from his position as a member of the Board of Directors of the Company effective as of the close of the 2018 Annual Meeting of Stockholders.

As reported in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2016, the Company agreed to nominate Mr. Wallace for a three-year term at the 2016 Annual Meeting of Stockholders. At the same time, Mr. Wallace indicated his intent to resign upon completion of the first two years of such three-year term.

The Company is currently evaluating candidates to fill Mr. Wallace’s position on the Board. It is expected that the Company will propose a nominee to be elected to the Board at the 2018 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

99.1	Letter from Mr. Wallace, dated March 7, 2018, announcing his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

March 9, 2018	By: /s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Title of Document

99.1	Letter from Mr. Wallace, dated March 7, 2018, announcing his resignation.